UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2014, ZaZa Energy Corporation (“we,” “our” or the “Company”) entered into an amendment (the “Amendment”) to that certain Third Amendment and Second Restatement of Joint Exploration and Development Agreement (the “JV Agreement”) by and among the Company, ZaZa Energy, LLC, a wholly-owned subsidiary of the Company, and EOG Resources, Inc. (the “counterparty”) pursuant to which we agreed to assign to the counterparty approximately 9,600 net acres, which represents a 75% working interest in our remaining Phase III acreage, in exchange for cash consideration of approximately $4.7 million and the carry by the counterparty of our share of future drilling and completion costs in an aggregate amount up to approximately $9.2 million.  Additionally, the counterparty committed to drill two additional test wells, with drilling on the first of such wells to commence by July 1, 2014.

Also pursuant to the Amendment and effective March 7, 2014, we and the counterparty agreed to terminate that certain Participation Agreement, effective as of March 1, 2012, by and between the Company and Range Texas Production, LLC (“Range”) (such agreement, as amended, the “Range Agreement”).  Range’s rights and obligations under the Range Agreement were assigned to, and assumed by, the counterparty pursuant to that certain Quitclaim Assignment and Bill of Sale, effective as of December 1, 2013, by and between Range and the counterparty.  The Range Agreement provided for the joint development by Range and the Company of oil and gas leases in the Eaglebine trend.  The joint development of such leases will now be governed by the JV Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained under Item 1.01 hereto is incorporated into this Item 1.02 by reference.

Item 7.01 Regulation FD Disclosure.

On March 12, 2014, the Company issued a press release announcing its entry into the Amendment.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 12, 2014